EX-23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Caremax, Inc. on Form S-8, of our report dated March 1, 2021, relating to the combined financial statements of CareMax Medical Group, LLC and Affiliates as of and for the years ended December 31, 2020 and 2019. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Red Bank, New Jersey
October 22, 2021